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                            GALAXY NUTRITIONAL FOODS

FOR IMMEDIATE RELEASE:                       CONTACT:
June 25, 2004                                Dawn M. Robert, Investor Relations
                                             Galaxy Nutritional Foods, Inc.
                                             (407) 854-0433

                        GALAXY NUTRITIONAL FOODS REPORTS
                          FISCAL YEAR END 2004 EARNINGS

                 REPORTS NET SALES IN LINE WITH LATEST FORECAST
        IMPROVEMENT SHOWN IN GROSS MARGIN % AND CASH FLOW FROM OPERATIONS
              COMPANY FORECASTS GROWTH IN NET SALES FOR FISCAL 2005


RESULTS FOR THE FISCAL YEAR ENDED MARCH 31, 2004

ORLANDO, Florida (June 25, 2004) - Galaxy Nutritional Foods (AMEX: GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, announced today the results for its fiscal year ended March 31, 2004. The Company reported a net loss of ($2,962,173) for its fiscal year ended March 31, 2004 (Fiscal 2004) compared to net income of $1,034,128 for its fiscal year ended March 31, 2003 (Fiscal 2003).

The results for Fiscal 2004 include non-cash compensation expense of $651,273 and a charge for employment contract expenses of $1,830,329 compared to non-cash compensation income of $2,906,762 for Fiscal 2003. Excluding these non-cash compensation and employment contract charges, the Company had a net loss, as adjusted, (a non-GAAP measure) of ($480,571) for Fiscal 2004 compared to a net loss, as adjusted, of ($1,872,634) for Fiscal 2003. This $1.4 million decrease in non-GAAP net loss was primarily the result of a substantial decrease in interest expense due to the debt refinancing and restructuring, which was completed in the first quarter of Fiscal 2004.

Net loss available to common shareholders for Fiscal 2004, after non-cash preferred stock dividends and non-cash preferred stock accretion for estimated redemption value, was ($4,504,907), or ($0.30) per diluted share versus a net loss available to common shareholders of ($601,077), or ($0.05) per diluted share for Fiscal 2003.

EBITDA, as adjusted, (a non-GAAP measure) for Fiscal 2004 was $3.1 million, or 8.5% of net sales, versus EBITDA, as adjusted, for Fiscal 2003 of $3.3 million, or 8.3% of net sales. We calculate EBITDA, as adjusted, as net income before interest, taxes, depreciation and amortization, and is exclusive of non-cash compensation related to stock options and warrants as well as employment contract charges.

As predicted in the Company's most recent forecast, net sales decreased from $40.0 million in Fiscal 2003 to $36.2 million in fiscal 2004 representing a decline of $3.8 million or 9.5%. The decrease in net sales is primarily due to a reduction in retail grocery slice sales in Fiscal 2004. The Company's management has identified several market factors that they believe have had a negative affect on the

Company's business. First, consumers eating habits are changing with the publicly recognized trend toward low-carbohydrate meal preparation during all meals (breakfast, lunch, snack, and dinner). This has led to decreased consumption of items such as bread and the Company's primary complementary product of cheese slices. Second, the number of consumers shopping in the retail grocery and natural food stores is down versus the prior year due to the further national emergence and presence of superstores, which include extensive grocery operations. The Company is currently distributing product through Wal*Mart superstores and Costco warehouse clubs. Although, the Company experienced sales growth at Wal*Mart, the increase in sales at this account has not been able to fully counter the decline in retail grocery trends. In response to this change in consumer shopping, the Company is redesigning its products and packaging formats to specifically target growth opportunities in the superstore, warehouse club and other mass merchandiser markets (such as Wal*Mart, Costco, Kmart, Target, and Sam's Club). Third, the Veggie brand sales were down due to the Southern California retail grocery labor strike that occurred during Fiscal 2004, but has since been resolved.

The Company reported an improvement in its gross margin percentage from 29.8% in Fiscal 2003 to 31.3% in Fiscal 2004. This improvement in gross margin percentage is primarily due to additional efficiencies obtained in the manufacturing of our products as well as cost savings obtained in the purchase of our ingredients.

Additionally, the Company is reporting a $1.1 million improvement in net cash provided by operating activities from $1,175,875 in Fiscal 2003 to $2,236,350 in Fiscal 2004. This substantial improvement in operating cash flow is primarily the result of reducing our trade receivables by $999k as well as reducing our inventories by $662k.

RESULTS FOR THE 4TH QUARTER ENDED MARCH 31, 2004

For the fourth quarter of Fiscal 2004, the Company reported net income of $614,430 compared to a net loss of ($241,059) for its fourth quarter of Fiscal 2003. After non-cash preferred stock dividends and non-cash preferred stock accretion for estimated redemption value, net income available to common shareholders for the quarter ended March 31, 2004 was $906,277, or $0.06 per diluted share versus net income available to common shareholders for the quarter ended March 31, 2003 of $70,755, or $0.01 per diluted share. Operating income for the fourth quarter ended March 31, 2004 was $965,000 (including $528,000 of non-cash compensation income) versus operating income of $330,000 (including $112,000 of non-cash compensation income) for the same quarter last year.

MANAGEMENT COMMENTS

Christopher J. New, Galaxy's CEO, stated, "During Fiscal 2004, Galaxy's Board of Directors and senior management continued to implement and refine our growth strategies which resulted in improvements in operating cash flow, gross margin percentage, net income, as adjusted, and EBITDA, as adjusted percentage. These actions have further strengthened our business capabilities and are reflected in the positive results we are reporting today. We will continue to leverage our assets in operations and build additional brand value as we strategically accelerate our sales initiatives in Fiscal 2005. With our reduced debt service and more favorable debt structure, the company is in position to aggressively pursue our growth goals in Fiscal 2005.

Mr. New continued, "Our growth plan and key initiatives for Fiscal 2005 include creating competitive insulation (through improved product development and quality), leveraging our strategic brand platforms (through consumer marketing programs, new distribution, positioning and products),

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

introducing a new product position with broader mass market appeal, and exploiting strategic sales opportunities to leverage unused manufacturing capacity and create margin for reinvestment into our core brands. We are spending strategically against consumer programs through our branded platforms which will create greater shareholder value and promote the growth of our business as we move the company from 'defense' to 'offense' in the marketplace."

BUSINESS OUTLOOK

The following statements are forward-looking and actual results may differ materially. Please refer to Galaxy's quarterly and annual reports as filed with the Securities and Exchange Commission (SEC) for a more complete description of risks.

FISCAL YEAR ENDED MARCH 31, 2005 GUIDANCE

Given no change in the current business or economic environment, the Company expects:

     <>   Annual net sales for Fiscal 2005 to increase 10% or more versus the prior fiscal year as key growth strategies are implemented into the market place and begin taking effect in the first quarter of Fiscal 2005.

     <>   To report positive operating profits (excluding non-cash compensation charges) for Fiscal 2005.

     <>   EBITDA (excluding non-cash compensation charges) to remain at positive levels throughout Fiscal 2005.

     <>   To report positive cash flow from operating activities for Fiscal
          2005.

FOOTNOTE ON NON-GAAP MEASURES PRESENTED ABOVE

Management utilizes certain non-GAAP measures such as net income, as adjusted and EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company's current on-going operations and business trends related to its financial condition and results of operations. Additionally, these measure are key factors upon which the Company prepares its budgets, forecasts and evaluates loan covenants. In its determination of non-GAAP measures, management excludes the non-cash compensation related to options and warrants as well as the employment contract expense from its analysis of operating income because it believes that these items do not accurately reflect the Company's current on-going operations. With respect to non-cash compensation, it is calculated based on fluctuations in the Company's stock price which are outside the Company's control and typically do not reflect the Company's operations. The employment contract expense reflects the total costs that will be paid out over the next five years pursuant to the Amended and Restated Employment Agreement for the Company's founder, Angelo Morini, which became effective as of October 13, 2003. The Company accrued and expensed the five-year cost of this agreement in the quarter ended December 31, 2003. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.

CONFERENCE CALL AND WEBCAST INFORMATION

We are also announcing a teleconference and web-cast of the COMPANY'S FISCAL YEAR END 2004 EARNINGS RESULTS AT 10:00AM ON MONDAY, JUNE 28, 2004. The conference call invites all shareholders and interested parties to call in on a toll-free line to ask questions about the Company's results and discuss future plans. The toll free number for U.S. and Canada callers is 1-800-500-0920. All other international callers should dial: 1-719-457-2699. THE CONFERENCE CALL PASS CODE FOR ALL PARTICIPANTS IS 578932.

The call will be simultaneously web-cast at the following link:
HTTP://WWW.VCALL.COM/CEPAGE.ASP?ID=88457

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

Individuals within the U.S. and Canada that cannot access the call are invited to listen to a digitally recorded version, which will be posted to our website the following Tuesday, June 29, 2004 at:
http//www.galaxyfoods.com/corporate.html

                      ABOUT GALAXY NUTRITIONAL FOODS, INC.

Galaxy Nutritional Foods is the leading producer of great-tasting, health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. These phytonutrient-enriched products, made from nature's best grains - soy, rice and oats - are low and no fat (no saturated fat and no trans-fatty acids), have no cholesterol, no lactose, are growth hormone and antibiotic free and have more calcium, vitamins and minerals than conventional dairy products. Because they are made with plant proteins, they are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the nutritional or functional foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Veggie Nature's Alternative to Milk(R), Galaxy Nutritional Foods(R), Soyco(R), Soymage(R), Wholesome Valley(R), formagg(R), Lite Bakery(R), Veggie Cafe(TM) and Veggie Lite Bakery(TM). For more information, please visit Galaxy's website at www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

                    (Financial statements on following pages)

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

                         GALAXY NUTRITIONAL FOODS, INC.
                                 BALANCE SHEETS

                                                             MARCH 31,        MARCH 31,
                                                               2004             2003
                                                           ------------     ------------

                                  ASSETS
CURRENT ASSETS:
  Cash                                                     $    449,679     $      1,598
  Trade receivables, net of allowance for
    doubtful accounts of $633,000 and $633,221                3,964,198        4,963,026
  Inventories, net                                            4,632,843        5,294,500
  Prepaid expenses and other                                    191,572          553,396
                                                           ------------     ------------

         Total current assets                                 9,238,292       10,812,520

PROPERTY AND EQUIPMENT, NET                                  20,232,089       22,168,404
OTHER ASSETS                                                    416,706          274,918
                                                           ------------     ------------

         TOTAL                                             $ 29,887,087     $ 33,255,842
                                                           ============     ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Book overdrafts                                          $         --     $  1,151,276
  Line of credit                                              4,605,277        4,939,894
  Accounts payable                                            1,191,617        2,622,996
  Accrued liabilities                                         1,812,300        1,745,552
  Current portion of accrued employment contract                366,305               --
  Current portion of term notes payable                       1,140,000        1,497,760
  Current portion of subordinated note payable                       --        2,000,000
  Current portion of obligations under capital leases           231,432          363,152
                                                           ------------     ------------

         Total current liabilities                            9,346,931       14,320,630

ACCRUED EMPLOYMENT CONTRACT, less current portion             1,293,142               --
TERM NOTES PAYABLE, less current portion                      8,241,985        7,786,985
SUBORDINATED NOTE PAYABLE                                            --        2,000,000
OBLIGATIONS UNDER CAPITAL LEASES, less current portion          204,967          383,210
                                                           ------------     ------------

         Total liabilities                                   19,087,025       24,490,825
                                                           ------------     ------------

COMMITMENTS AND CONTINGENCIES                                        --               --

REDEEMABLE CONVERTIBLE PREFERRED STOCK                        2,573,581        2,324,671

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, authorized 85,000,000
    shares; 15,657,321 and 12,761,685 shares issued             156,573          127,617
  Additional paid-in capital                                 64,520,084       59,800,732
  Accumulated deficit                                       (43,557,515)     (40,595,342)
                                                           ------------     ------------

                                                             21,119,142       19,333,007
  Less:  Notes receivable arising from the exercise of
         stock options and sale of common stock             (12,772,200)     (12,772,200)
        Treasury stock, 26,843 shares, at cost                 (120,461)        (120,461)
                                                           ------------     ------------

         Total stockholders' equity                           8,226,481        6,440,346
                                                           ------------     ------------

         TOTAL                                             $ 29,887,087     $ 33,255,842
                                                           ============     ============

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

                         GALAXY NUTRITIONAL FOODS, INC.
                            STATEMENTS OF OPERATIONS


YEARS ENDED MARCH 31,                                      2004             2003             2002
                                                       ------------     ------------     ------------
NET SALES                                              $ 36,176,961     $ 40,008,769     $ 42,927,104

COST OF GOODS SOLD                                       24,864,289       28,080,188       35,276,362
                                                       ------------     ------------     ------------

 Gross margin                                            11,312,672       11,928,581        7,650,742
                                                       ------------     ------------     ------------

OPERATING EXPENSES:
Selling                                                   4,981,996        4,958,272        8,573,957
Delivery                                                  1,877,682        2,008,638        2,475,989
Non-cash compensation related to options & warrants         651,273       (2,906,762)       2,373,662
Employment contract expense                               1,830,329
General and administrative                                3,303,030        3,570,889        5,348,513
Research and development                                    260,410          232,552          261,972
                                                       ------------     ------------     ------------
   Total operating expenses                              12,904,720        7,863,589       19,034,093
                                                       ------------     ------------     ------------

INCOME (LOSS) FROM OPERATIONS                            (1,592,048)       4,064,992      (11,383,351)
                                                       ------------     ------------     ------------

OTHER INCOME (EXPENSE):
Interest expense                                         (1,361,606)      (2,923,215)      (3,594,091)
Loss on disposal of assets                                   (8,519)         (47,649)        (464,190)
Other expense                                                    --          (60,000)         (57,520)
                                                       ------------     ------------     ------------
Total                                                    (1,370,125)      (3,030,864)      (4,115,801)
                                                       ------------     ------------     ------------

INCOME (LOSS) BEFORE INCOME TAXES                        (2,962,173)       1,034,128      (15,499,152)

INCOME TAX BENEFIT (EXPENSE)                                     --               --       (1,560,000)
                                                       ------------     ------------     ------------

NET INCOME (LOSS)                                      $ (2,962,173)    $  1,034,128     $(17,059,152)

Preferred Stock Dividends                                   201,791          264,314          709,400
Preferred Stock Accretion to Redemption Value             1,340,943        1,370,891        1,379,443
                                                       ------------     ------------     ------------

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS              $ (4,504,907)    $   (601,077)    $(19,147,995)
                                                       ============     ============     ============


BASIC NET LOSS PER COMMON SHARE                        $      (0.30)    $      (0.05)    $      (1.81)
                                                       ============     ============     ============


DILUTED NET LOSS PER COMMON SHARE                      $      (0.30)    $      (0.05)    $      (1.81)
                                                       ============     ============     ============

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

                         GALAXY NUTRITIONAL FOODS, INC.
                            STATEMENTS OF CASH FLOWS

YEARS ENDED MARCH 31,                                                  2004             2003             2002
                                                                   ------------     ------------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                                $ (2,962,173)    $  1,034,128     $(17,059,152)
  Adjustments to reconcile net income (loss) to net cash
    from (used in) operating activities:
      Depreciation and amortization                                   2,205,053        2,273,349        2,362,900
      Amortization of debt discount and financing costs                 236,321        1,264,273        1,069,522
      Deferred tax expense (benefit)                                         --               --        1,560,000
      Provision for losses on trade receivables                            (221)        (177,245)       1,058,335
      Non-cash compensation related to options and warrants             651,273       (2,906,762)       2,373,662
      Loss on disposal of assets                                          8,519           47,649          464,190
      (Increase) decrease in:
        Trade receivables                                               999,049          364,907        1,844,538
        Inventories                                                     661,657          454,152        5,025,888
        Prepaid expenses and other                                      194,248            2,124        1,260,490
      Increase (decrease) in:
        Accounts payable                                             (1,431,379)      (1,589,514)      (4,056,922)
        Accrued liabilities                                           1,674,003          408,814          368,060
                                                                   ------------     ------------     ------------

   NET CASH FROM (USED IN) OPERATING ACTIVITIES                       2,236,350        1,175,875       (3,728,489)
                                                                   ------------     ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                   (221,585)        (214,003)        (140,277)
  Decrease in other assets                                              (10,193)         113,977            1,801
                                                                   ------------     ------------     ------------

   NET CASH FROM (USED IN) INVESTING ACTIVITIES                        (231,778)        (100,026)        (138,476)
                                                                   ------------     ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in book overdrafts                             (1,151,276)         (41,580)         746,027
  Net borrowings (payments) on line of credit                          (334,617)        (583,981)      (3,252,403)
  Borrowings on term notes payable                                    2,000,000          500,000          330,000
  Repayments on term notes payable                                   (1,572,760)      (1,763,265)      (1,409,964)
  Repayments on subordinated note payable                            (4,000,000)              --         (815,000)
  Financing costs for long term debt                                   (288,230)        (239,539)         (25,000)
  Principal payments on capital lease obligations                      (365,635)        (431,937)        (539,399)
  Proceeds from exercise of common stock options                         16,217            4,250           19,521
  Proceeds from exercise of common stock warrants, net of costs         360,000               --        2,070,801
  Proceeds from issuance of common stock under employee stock
    purchase plan                                                        28,527           19,663           32,279
  Proceeds from issuance of common stock, net of offering costs       3,751,283        1,461,970        3,808,812
  Proceeds from issuance of preferred stock, net of costs                    --               --        2,900,959
                                                                   ------------     ------------     ------------

   NET CASH FROM (USED IN) FINANCING ACTIVITIES                      (1,556,491)      (1,074,419)       3,866,633
                                                                   ------------     ------------     ------------

NET INCREASE (DECREASE) IN CASH                                         448,081            1,430             (332)

CASH, BEGINNING OF YEAR                                                   1,598              168              500
                                                                   ------------     ------------     ------------

CASH, END OF YEAR                                                  $    449,679     $      1,598     $        168
                                                                   ============     ============     ============

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

                         GALAXY NUTRITIONAL FOODS, INC.
            EBITDA, AS ADJUSTED, (A NON-GAAP MEASURE) RECONCILIATION
                                   (UNAUDITED)

YEARS ENDED MARCH 31,                         2004              2003              2002
                                          ------------      ------------      ------------
NET SALES                                 $ 36,176,961      $ 40,008,769      $ 42,927,104
                                          ------------      ------------      ------------

NET INCOME (LOSS)                         $ (2,962,173)     $  1,034,128      $(17,059,152)
  PLUS:
Non-cash compensation expense (income)         651,273        (2,906,762)        2,373,662
Employment contract expense                  1,830,329                --                --
Interest expense                             1,361,606         2,923,215         3,594,091
Tax expense (income)                                --                --         1,560,000
Depreciation expense                         2,205,053         2,273,349         2,362,900
                                          ------------      ------------      ------------
    EBITDA, AS ADJUSTED                   $  3,086,088      $  3,323,930      $ (7,168,499)
                                          ------------      ------------      ------------

                                          ------------      ------------      ------------
     AS A % OF NET SALES                          8.5%              8.3%            (16.7%)
                                          ============      ============      ============

                                     ######

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